UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 10, 2018

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200	94596
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 10, 2018 BayCom Corp (the “Company”), and its wholly owned California state-chartered bank subsidiary, United Business Bank (“United Business”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bethlehem Financial Corporation, a New Mexico corporation (“BFC”), and its wholly owned New Mexico state-chartered banking corporation, MyBank. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will acquire BFC through the merger of BC Merger Company (“Merger Sub”), a newly created, wholly-owned subsidiary of the Company, into BFC, with BFC being the surviving corporation (the “Merger”). Immediately after the Merger, BFC will merge with and into the Company, with the Company being the surviving corporation. Pursuant to the Merger Agreement, United Business and MyBank will enter into a Bank Merger Agreement whereby United Business Bank will be merged with and into MyBank immediately following the merger of Merger Sub with and into the Company, with United Business Bank as the surviving institution. The Merger Agreement was unanimously approved and adopted by the Board of Directors of each of the Company and BFC. The transaction is expected to close in the fourth quarter of 2018, subject to customary conditions discussed below.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock, $5.00 par value, of BFC ("BFC Common Stock") outstanding immediately prior to the Effective Time, other than certain shares held by the Company, BFC or a holder of BFC Common Stock who properly exercises dissenters' rights when and in the manner required under the New Mexico law, will be converted into the right to receive $62.00 in cash for each outstanding share of common stock of BFC. The Company will pay aggregate Merger consideration of $23.5 million cash for all of the shares of BFC common stock. Each outstanding share of the Company’s common stock shall remain outstanding and unaffected by the Merger.

The Merger Agreement contains customary representations and warranties from both the Company and BFC, each with respect to its and its subsidiaries' business, and each party has agreed to customary covenants, including, among others, (1) that the Company and BFC conduct their respective businesses in the ordinary course during the period between the date of the Merger Agreement and the Effective Time and, in the case of BFC, additional covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time that it not engage in certain kinds of transactions during such period without the prior written consent of the Company, which may not be unreasonably withheld; and (2) BFC's obligation to call a meeting of its shareholders to adopt and approve the Merger Agreement, and, subject to certain customary exceptions, for the Board of Directors of BFC to recommend that its shareholders adopt and approve the Merger Agreement. BFC has also agreed to customary non-solicitation covenants relating to alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including (1) adoption and approval of the Merger Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of BFC, (2) receipt of all required regulatory approvals, including the approval of the Federal Reserve Board, the Department of Business Oversight of the State of California, the New Mexico Financial Institutions Division, and the New Mexico Corporations bureau without any required regulatory approval resulting in a materially burdensome regulatory condition, (3) absence of any law, order, injunction or decree prohibiting or making illegal the completion of the transactions contemplated by the Merger Agreement, (4) the accuracy of the other party's representations and warranties, subject to certain qualifications and exceptions, as of the date of the Merger Agreement and as of the closing date, and (5) material performance of the other party's covenants, agreements and obligations under the Merger Agreement.

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The Merger Agreement provides certain termination rights for both the Company and BFC and further provides that a termination fee of $1.5 million would be payable by BFC to the Company upon termination of the Merger Agreement under certain circumstances.

In connection with the execution of the Merger Agreement, the Company entered into non-competition and voting agreements with certain directors and executive officers of BFC and/or their affiliates (the "Voting Agreements"), in which each such person agreed, among other things, to vote the shares of BFC Common Stock owned beneficially or of record by such person and over which it has voting power in favor of the Merger Agreement, and against any alternative acquisition proposal or other action that would prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement, as well as certain other restrictions with respect to the voting and transfer of such person's shares of BFC Common Stock. The Voting Agreements also contain certain confidentiality, non-solicitation and non-competition covenants.

 The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or BFC, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, BFC, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement, which will be sent to the shareholders of BFC seeking their approval of the Merger Agreement, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company makes with the Securities and Exchange Commission ("SEC").

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The disclosure under this Item 1.01 is qualified in its entirety by reference to the Merger Agreement, which is filed with this report as Exhibit 2.1 and is here incorporated by reference.

Item 8.01.	Other Events

On August 13, 2018, the Company issued a joint press release with BFC announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Attached hereto as Exhibit 99.2 and incorporated herein by reference is investor presentation material of the Company relating to the transaction.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger by and among by and among BayCom Corp, BC Merger Company, United Business Bank, Bethlehem Financial Corporation, and My Bank dated August 10, 2018. *
99.1	Press Release dated August 13, 2018.
99.2	Investor Presentation dated August 13, 2018.

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request.

Forward-Looking Statements

When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in the Company's SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the proposed merger of the Company and BFC might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the requisite regulatory approvals for the proposed merger of the Company and BFC may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the requisite approval of BFC shareholders may be delayed or may not be obtained, the other closing conditions to the merger may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger of the Company and BFC; the Company's or BFC's businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; and the diversion of managements' attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 4, 2018 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor BFC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and BFC claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date:	August 13, 2018	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary

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